UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): November 7, 2016

AEGERION PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34921	22-2960116
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Main Street, Suite 800
Cambridge, MA 02142
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (617) 500-7867

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On November 7, 2016, Aegerion Pharmaceuticals, Inc. (the “Company”) held a special meeting of stockholders to consider and vote on the proposals set forth in the definitive proxy statement filed by the Company on October 6, 2016. The following is a summary of the matters voted on by the Company’s stockholders at the special meeting:

(1)
Agreement and Plan of Merger: The stockholders voted to adopt the Agreement and Plan of Merger, dated as of June 14, 2016 (as amended, the “merger agreement”), by and among the Company, QLT Inc. (“QLT”) and Isotope Acquisition Corp., an indirect wholly-owned subsidiary of QLT (“MergerCo”). The merger agreement provides for the merger of MergerCo with and into the Company (the “merger”), with the Company surviving as an indirect wholly-owned subsidiary of QLT.

The number of shares cast in favor and against the proposal and the number of abstentions and broker non-votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,694,521	12,995	30,828	0

(2)
Advisory Vote on Executive Compensation: The stockholders voted to approve, on an advisory, non-binding basis, specific compensatory arrangements between the Company and its named executive officers relating to the merger.

The number of shares cast in favor and against the proposal and the number of abstentions and broker non-votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,205,206	492,513	40,625	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGERION PHARMACEUTICALS, INC.

	By:	/s/ Benjamin Harshbarger
Date: November 7, 2016		Benjamin Harshbarger
General Counsel